UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 800

Seattle, Washington 98191

(Address of principal executive offices, including zip code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTIC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03, below, is hereby incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2020, CTI BioPharma Corp. (the “Company”) filed the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, in connection with a rights offering by the Company referenced in Item 8.01 below. The Certificate of Designation provides for the issuance of shares of the Company’s series X convertible preferred stock, par value $0.001 per share (the “Series X Preferred”).

In the event of the Company’s liquidation, dissolution or winding up, holders of Series X Preferred will participate pari passu with any distribution of proceeds to holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Company’s series O convertible preferred stock. Holders of Series X Preferred are entitled to receive dividends on shares of Series X Preferred equal (on an as-if-converted to Common Stock basis, without regard to the Beneficial Ownership Limitation (as defined in the Certificate of Designation)) to and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock. No other dividends shall be paid on shares of Series X Preferred.

Shares of Series X Preferred generally have no voting rights, except as otherwise expressly provided in the Certificate of Designation or as otherwise required by law. However, as long as any shares of Series X Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X Preferred, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series X Preferred or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred, or (iii) enter into any agreement with respect to any of the foregoing.

Each share of Series X Preferred is convertible into shares of Common Stock at any time at the option of the holder thereof, into the number of shares of Common Stock determined with reference to the Conversion Ratio (as defined in the Certificate of Designation), subject to certain limitations, including that a holder of Series X Preferred is prohibited from converting Series X Preferred into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series Preferred does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 14, 2020, the Company issued a press release announcing the commencement of a rights offering to stockholders (the “Rights Offering”). A copy of the press release is filed as Exhibit 99.8 hereto. In connection with the Rights Offering, the Company is filing items included as Exhibits 99.1 through 99.7 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-221382), of which the prospectus supplement dated February 14, 2020 relating to the Rights Offering is a part.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation for Series X Converible Preferred Stock

99.1	Form of Instructions as to use of Subscription Rights Certificates

99.2	Form of Letter to Record Holders

99.3	Form of Letter to Nominees

99.4	Form of Letter to Beneficial Owners

99.5	Form of Beneficial Owner Election

99.6	Form of Nominee Holder Certification

99.7	Form of Subscription Rights Certificate

99.8	Press release of CTI BioPharma Corp., dated February 14, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BioPharma Corp.

By:	/s/ David H. Kirske
David H. Kirske Chief Financial Officer

Date: February 14, 2020